Exhibit 99.1
                                      April 21, 1995

              SAN DIEGO GAS & ELECTRIC COMPANY SAVINGS PLAN

                         As Amended and Restated

                       Effective December 1, 1994

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                            TABLE OF CONTENTS

                                                                   Page
                                                                   ----
1.  DEFINITIONS                                                      2
        1.1  Accounts                                                2
        1.2    Administrator                                         2
        1.3    After-tax Basic Contributions                         2
        1.4    After-tax Optional Contributions                      2
        1.5    Basic Contributions                                   3
        1.6    Beneficiary                                           3
        1.7    Board of Directors                                    3
        1.8    Code                                                  3
        1.9    Committee                                             3
        1.10   Company                                               3
        1.11   Company Matching Contributions                        3
        1.12   Compensation                                          4
        1.13   Controlled Group                                      6
        1.14   Effective Date                                        6
        1.15   Election Effective Date                               6
        1.16   Eligible Basic Contribution Percentage                6
        1.17   Eligibility Computation Period                        7
        1.18   Eligible Employee                                     7
        1.19   Employee                                              7
        1.20   Employment Commencement Date                          8
        1.21   Entry Date                                            8
        1.22   ERISA                                                 8
        1.23   Family Member                                         8
        1.24   Forfeitures                                           8
        1.25   Funds                                                 8
        1.26   Highly Compensated Employee                           8
        1.27   Hour of Service                                       11
        1.28   Invested Primarily in Stock                           12
        1.29   Leased Employee                                       12
        1.30   Non-Highly Compensated Employee                       13
        1.31   Notice                                                13
        1.32   One-Year Break in Service                             13
        1.33   Optional Contributions                                13
        1.34   Participant                                           14
        1.35   Pension Plan                                          14
        1.36   Period of Severance                                   14
        1.37   Plan                                                  14
        1.38   Plan Year                                             14
        1.39   Pretax Basic Contributions                            14
        1.40   Pretax Optional Contributions                         15
        1.41   Reemployment Commencement Date                        15
        1.42   Retirement                                            15
        1.43   SDG&E                                                 15
        1.44   Service                                               15
        1.45   Severance from Service                                16
        1.46   Stock                                                 16
        1.47   Termination of Service                                17
        1.48   TRESOP                                                17
        1.49   Trust                                                 17

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        1.51   Trustee                                               17
        1.52   Vested Right                                          17
        1.53   Year of Service                                       17

2.      PARTICIPATION                                                17
        2.1    Entry into Plan                                       17
        2.2    Enrollment in Plan                                    18
        2.3    Plan Participation by Rehired Employees               18
        2.4    Leaves of Absence:                                    19
        2.5    Participation in the Plan                             20
        2.6    Transfer from TRESOP                                  20

3.      BASIC AND OPTIONAL CONTRIBUTIONS                             21
        3.1    Individual Accounts                                   21
        3.2    Pretax and After-tax Basic Contributions              21
        3.3    Pretax and After-tax Optional Contributions           22
        3.4    Limits on Pre-tax Basic and Optional
               Contributions                                         23
        3.5    Discontinuance of Pretax and After-tax Basic
               Contributions                                         26
        3.6    Discontinuance of Pretax and After-tax Optional
               Contributions                                         27
        3.7    Change of Pretax and After-tax Basic
               Contributions                                         27
        3.8    Change of Pretax and After-tax Optional
               Contributions                                         28
        3.9    Withdrawal of Basic and Optional Contributions
               Accounts                                              28
        3.10   Payment to Trustee                                    29

4.      COMPANY MATCHING CONTRIBUTIONS; LIMITATION ON AFTER-TAX
        CONTRIBUTIONS                                                29
        4.1    In General                                            29
        4.2    Allocation of Company Matching Contributions          29
        4.3    Payment to Trustee                                    30
        4.4    Limitation on Matching Contributions and
               After-tax Contributions                               30

5.      INVESTMENTS                                                  35
        5.1    Investment of Contributions                           35
        5.2    Fund Transfers                                        36
        5.3    Right to Diversify Accounts                           36
        5.4    Protection of Participants' Rights                    37
        5.5    Voting of Stock                                       38
        5.6    Valuation of Funds                                    39
        5.7    Valuation of Stock                                    39

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6.      ALLOCATION LIMITATIONS                                       39
        6.1    General Rule                                          39
        6.2    Annual Additions                                      40
        6.3    Participation in Additional Defined Contribution
               Plan                                                  42
        6.4    Participation in Additional Defined Benefit Plan      42
        6.5    Treatment of Excess Allocations                       45
        6.6    Limitation Compensation                               46

7.      VESTING OF COMPANY CONTRIBUTIONS                             48
        7.1    Vesting of Participant's Company Matching
               Contributions Account                                 48
        7.2    Vesting of Stock Dividends, Stock Splits and
               Stock Rights                                          48
        7.3    Participants and Beneficiaries Who Cannot Be
               Located                                               49
        7.4    Amendment to Vesting Schedule                         49

8.      WITHDRAWAL AND DISTRIBUTIONS OF ACCOUNTS                     50
        8.1    Withdrawal of Accounts During Employment              50
        8.2    No Withdrawal of Company Matching Contributions
               Account during Employment                             54
        8.3    Distribution At Or After Cessation of Employment      54
        8.4    Form and Timing of Distributions                      57
        8.5    Distribution of Amounts Transferred from TRESOP       65
        8.6    Distribution of Excess Deferrals                      65
        8.7    Distribution of Excess Contributions                  66
        8.8    Distribution of Excess Aggregate Contributions        68
        8.9 Deferral of Payment of Benefits During Period of Consideration of Domestic Relations Order;
               Distribution to Alternate Payee Before Event
               Permitting Distribution to Participant               70
        8.10   Direct Rollovers.                                    71

9.      ADMINISTRATION                                              73
        9.1    Plan Administration                                  73
        9.2    Employment of Advisers                               74
        9.3    Service in Several Fiduciary Capacities              74
        9.4    Bonding                                              75

10.     AMENDMENT OR TERMINATION OF PLAN                            75
        10.1   Amendment                                            75
        10.2   Termination. Partial Termination  or Complete
               Discontinuance of Contributions                      76
        10.3   Non-reversion                                        76

11.     TOP-HEAVY PLAN RULES                                        77
        11.1   Definitions                                          78
        11.2   Minimum Allocations                                  83
        11.3   Change in Computation of Allocation and Benefit
               Limitations                                          84
        11.4   Special Vesting Schedule                             85

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12.     MISCELLANEOUS PROVISIONS                                    85
        12.1    Plan Provisions to Govern                           85
        12.2    Rights in Trust Fund                                85
        12.3    Non-Alienation of Benefits                          85
        12.4    Treatment of Alternate Payee as Participant         86
        12.5    Limitation on Rights of Employees; Employment
                Relationship                                        86
        12.6    Transfer of Assets of Plan                          87
        12.7    Claims Procedure                                    87
        12.8    Gender and Number                                   88
        12.9    Construction                                        89
        12.10    Procedures if Participant or Beneficiary Cannot
                be Located                                          89
        12.11   Transfer from TRESOP                                90
        12.12   No Guarantee of Benefits                            90
        12.13   Rollover Contributions; Transfers From Other
               Plans                                                90

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                          SAN DIEGO GAS & ELECTRIC COMPANY
                                   SAVINGS PLAN

        San Diego Gas & Electric Company hereby amends and restates this retirement plan effective December 1, 1994 for the benefit of its eligible Employees.
Effective December 1, 1994, the Plan is amended from a profit sharing plan to a stock bonus plan and is intended to comply with the provisions of Sections
401(a) and 401(k) of the Code and further is intended to be an employee stock ownership plan (ESOP) under section 409 of the Code. However, Section 8.1(c) applies to former Employees as of December 1, 1994 and to current Employees, other than those whose terms of employment are governed by a collective bargaining agreement, effective June 1, 1995. Section 8.1(c) does not apply to current Employees whose terms of employment are covered by a collective bargaining agreement until such time as the Committee provides.
As of such time, the provisions of the Plan apply to all Participants except when otherwise indicated. The
ESOP must be Invested Primarily in Stock, but is not designed at this time to acquire such Stock on a leveraged basis.

        The purposes of the Plan are:
        (a)  To permit Participants to share in the
             Company's earnings;

        (b)  To stimulate and maintain among
             Participants a sense of responsibility,
             cooperative effort and a sincere interest in the progress and success of the Company;

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        (c)  To increase the efficiency of
             Participants and to encourage them to remain with the Company until the age of retirement from active service;

        (d)  To provide security for Participants by
             establishing a Plan under which each
             Participant may agree to make Pretax
             Contributions or After-tax Contributions to the Plan and to receive allocations of Matching Contributions, such contributions and the earnings thereon to be invested and accumulated to create a fund to benefit the Participant and his or her dependents in the event of the Participant's retirement, disability or death; and

        (e)  To enable Participants to acquire Stock.

2.   DEFINITIONS

     1.1 Accounts: A Participant's separate Accounts, as described in Section 3.1.

1.2 Administrator: A person appointed by the Company to handle administrative details in connection with the operation of the Plan.

1.3     After-tax Basic Contributions:  A
Participant's voluntary contributions, as elected under
Section 3.2. After-tax Basic Contributions are matched by Company Matching Contributions, as set forth in
Section 4.1.

1.4     After-tax Optional Contributions:  A
Participant's voluntary contributions, as elected under
Section 3.3.  Such contributions are not matched by
Company Matching Contributions.

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1.5     Basic Contributions:  Pretax Basic
Contributions and After-tax Basic Contributions are sometimes together described in the Plan as "Basic
Contributions."

1.6     Beneficiary:  The person or persons
designated by a Participant on a form provided by the Company to receive any distribution due under the Plan in the event of his or her death.

1.7 Board of Directors: The Board of Directors of San Diego Gas & Electric Company.

1.8 Code: The Internal Revenue Code of 1986, as amended.

1.9 Committee: The Savings Plan Committee, a group of at least three officers or directors (of any corporation adopting the Plan) appointed by the Board of Directors in accordance with Section 9.

1.10 Company: San Diego Gas & Electric Company, and any other corporation which adopts this Plan, with the approval of San Diego Gas & Electric Company.
Adopting Companies may elect to adopt the Plan without the requirement that such Company make Matching
Contributions with respect to the Company's Employees.
The adopting Company may change its election at its discretion with the approval of San Diego Gas &
Electric Company.
1.11    Company Matching Contributions:  The
Company's contributions to the Plan which match
After-tax Basic Contributions made by a Participant and Pretax Basic Contributions made on his or her behalf, as set forth in Section 4.1. Such contributions may be made in cash or shares of Stock, as determined by the Company.

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1.12    Compensation:  All compensation paid or
payable in cash or in kind by the Company by reason of services performed by an Employee during any period, including Pretax Basic Contributions and Pretax
Optional Contributions made to this Plan on behalf of any Employee and pretax contributions under a plan established by the Company pursuant to Code Section
125. Except as provided in the previous sentence, the following shall be excluded in determining Compensation with respect to any Employee:

         (a)     Company Matching Contributions made for
    the Employee under this Plan and Company contributions for or on account of the Employee under any other employee benefit plan;

         (b)     Any deferred compensation paid or
    payable after termination of employment of an Employee in consideration of services performed prior to Retirement;

         (c)     Any compensation paid or payable by
    reason of services performed prior to the date the Employee became a Participant;

         (d)     Any compensation paid by way of
    overtime, or other special payments.

    For purposes of computing the limits under
Sections 3.4 and 4.4, Compensation shall mean
Limitation Compensation as defined in Section 6.6 of
the Plan.  For purposes of the preceding sentence,
Compensation shall include an Employee's Pretax
Contributions to this Plan and any Pretax contributions
to a cafeteria plan under Code Section 125 sponsored by
the Company.
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        For years beginning after December 31, 1988 and
through December 31, 1993, the annual Compensation of each Participant taken into account under the Plan for any year shall not exceed $200,000. This limitation shall be adjusted by the Secretary at the same time and in the same manner as under Section 415(d) of the Code, except that the dollar increase in effect on January 1 of any calendar year is effective for years beginning in such calendar year and the first adjustment to the $200,000 limitation is effective on January 1, 1990.
In any Plan Year commencing on or after January 1, 1994, the annual Compensation of each Participant taken into account under the Plan for any year shall not exceed $150,000, as adjusted by the Commissioner of Internal Revenue in accordance with section
401(a)(17)(B) of the Code. In determining the Compensation of a Participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term
"family member" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year.

        If the Plan determines Compensation on a period of time that contains fewer than 12 calendar months, then the annual Compensation limit is an amount equal to the annual Compensation limit for the calendar year in which the Compensation period begins multiplied by the ratio obtained by dividing the number of full months in the period by 12.

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     1.13    Controlled Group:  "Controlled Group" shall
mean (i) all corporations which are members of a controlled group of corporations with the Company, within the meaning of Section 1563(a) of the Code, determined without regard to Section 1563(a)(4) and
(e)(3)(C); (ii) all trades or businesses (whether or not incorporated) which are defined under regulations promulgated pursuant to Section 414(c) of the Code as being under common control with the Company; and (iii) any corporation or business organization that is a member of an affiliated service group that includes the Company (as determined under Section 414(m) of the Code) or otherwise required to be aggregated with the Company under Code Section 414(o).

     1.14 Effective Date: "Effective Date" of this restated Plan, unless otherwise specified, is December
1, 1994. However, the provisions of this Plan which comply with the requirements of the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1986, the Omnibus Budget Reconciliation Act of 1987, and the final regulations issued pursuant to the Retirement
Equity Act of 1984 and all subsequent legislation shall be effective as required by statute.

     1.15 Election Effective Date: The first day of each month, the dates upon which changes in elections respecting Basic and Optional Contributions are effective.

     1.16 Eligible Basic Contribution Percentage: The percentage of a Participant's Compensation that may be contributed to the Plan as Pretax and/or After-tax
Basic Contributions, as set forth in Section 3.2.

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     1.17    Eligibility Computation Period:  The 12-month
period commencing on the Employee's Employment
Commencement Date or Reemployment Commencement Date, whichever is applicable, and subsequent Plan Years which include the anniversary of the Employment
Commencement Date or Reemployment Commencement Date, whichever is applicable.

     1.18 Eligible Employee: Each Employee, except for the following:

             (i)     any "Leased Employee"; or

             (ii)    any person who is employed by an
     operating division or subsidiary of Pacific
     Diversified Capital Company; or

            (iii)  any "Short-term," "Part-time" and
     "Call-in" Employee, as classified by the Employer. Provided, such an Employee shall be considered an "Eligible Employee" under the Plan and shall be eligible to participate in the Plan on the Entry Date following the Eligibility
     Computation Period in which he or she is credited with 1,000 Hours of Service. Such period shall be considered a "Year of Service" for purposes of
     Section 2.1.

     1.19 Employee: A person currently employed by the Company any portion of whose income is subject to withholding of income tax and/or for whom Social
Security contributions are made by the Company, as well as any other person qualifying as a common law employee of the Company. "Employee" shall also include a Leased
Employee, to the extent required under Section 1.29.

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     1.20    Employment Commencement Date:  The date on
which an Employee first performs an Hour of Service for a Company maintaining the Plan.

     1.21    Entry Date:  The first day of any month
following completion by the Employee of one Year of Service with the Company and attainment of age 21.
     1.22    ERISA:  The Employee Retirement Income
Security Act of 1974, as amended.

     1.23    Family Member:  An Employee or former
Employee's spouse or lineal ascendants or descendants and the spouses of such lineal ascendants or descendants.

     1.24    Forfeitures:  The unvested Company Matching
Contributions Account which are forfeited on Termination of Service or the unvested Company Matching
Contributions which are forfeited upon a withdrawal of a Participant's Pretax Basic Contributions or After-tax
Basic Contributions.

     1.25 Funds: Any investment fund, including Stock, selected from time to time by the Company with respect to which Participants' Accounts may be invested.

     1.26    Highly Compensated Employee:  The term
"Highly Compensated Employee" includes highly compensated active employees and highly compensated former employees.

        A highly compensated active Employee includes any Employee who performs service for the Company during the determination year and who, during the look-back year: (i) received Compensation from the Company in excess of $75,000 (as adjusted pursuant to Section
415(d) of the Code); (ii) received

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Compensation from
the Company in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or (iii) was an officer of the Company and received Compensation during such year that is greater than 50 percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term Highly Compensated Employee also includes: (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most Compensation from the Company during the determination year; and (ii) Employees who are five percent owners at any time during the look-back year or determination year.

        If no officer has satisfied the Compensation requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly
Compensated Employee.

        For this purpose, the determination year shall be the Plan Year, except that where the Plan Year is not a calendar year, the Company may elect, on a consistent basis, to consider the calendar year which ends within the Plan Year as the determination year. The look-back year shall be the twelve-month period immediately preceding the determination year.

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        A highly compensated former Employee includes any
Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Company during the determination year, and was a highly compensated active
Employee for either the separation year or any determination year ending on or after the Employee's
55th birthday.

        If an Employee is, during a determination year or look-back year, a Family Member of either (i) a five percent owner who is an active or former Employee or
(ii) a Highly Compensated Employee who is one of the ten most Highly Compensated Employees ranked on the basis of Compensation paid by the Company during such year, then the Family Member and the five percent owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the Family Member and five percent owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving
Compensation and Plan contributions or benefits equal to the sum of such Compensation and contributions or benefits of the Family Member and five percent owner or top-ten Highly Compensated Employee.

        The determination of who is a Highly Compensated
Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the Compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

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     1.27    Hour of Service:  An "Hour of Service" shall
include: Each hour for which an Employee is paid, or entitled to payment, including back pay duly awarded or agreed to, by the Company or another member of a Controlled Group of which the Company is a member either for the performance of duties or for reasons other than the performance of duties during the applicable computation period under the Plan. These hours shall be credited to the Employee for the computation period or periods in which the duties were performed or to which the award for back pay pertains irrespective of mitigation of damages, or if payment is made or is owed for reasons other than performance of duties then the number of hours to be attributed thereto shall be calculated and credited to the applicable computation period pursuant to Section
2530.200-2(b) and (c) of the Department of Labor
Regulations which are incorporated herein by this reference.

          Provided, however, that the term "Hour of Service" shall be subject to the following additional provisions:

          (i)     "Hour of Service" for hourly paid
     Employees shall be ascertained from the records of hours worked or hours for which payment is made or owing. Hours of Service for all non-hourly paid
Employees whose hours are not required to be counted and recorded by any Federal wage or hours law, such as the Fair Labor Standards Act, need not be determined from employment records, but rather each such Employee shall be credited with 45 Hours per week (or 10

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Hours of Service per day)
for any week (or day) during which he or she receives credit for an Hour of Service.

          (ii)    Nothing in this Section 1.27 shall be
     construed to alter, amend, modify, invalidate, impair, or supersede any law of the United States or any rule or regulation issued under any such law. Thus, for example, nothing in this Section
     1.27 shall be construed as denying an Employee credit for an "Hour of Service" if credit is required by separate Federal law.

         (iii)   Credit shall not be given more than
     once for the same Hour of Service under any of the provisions of this Section 1.27.

     1.28 Invested Primarily in Stock: The Plan's assets shall be invested primarily in Stock, which in no event shall constitute less than 40% of total Trust
Assets for more than three consecutive Plan Years.

     1.29 Leased Employee: "Leased Employee" means any person (other than an Employee of the recipient
Company) who pursuant to an agreement between the recipient and any other person (leasing organization) has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by Employees in the business field of the recipient
Company.  Contributions or benefits provided a Leased
Employee by the leasing organization which are attributable to services
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performed for the recipient
Company shall be treated as provided by the recipient
Company.

         A Leased Employee shall not be considered an Employee of the recipient if: (i) such Employee is covered by a money purchase pension plan providing: (1) a non-integrated employer contribution rate of at least ten percent of Limitation Compensation, as defined in
Section 6 of the Plan, but including amounts contributed by the Company pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125, Section
402(e)(3), Section 402(h) or Section 403(b) of the
Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than 20 percent of the recipient's non-highly compensated workforce.

     1.30    Non-Highly Compensated Employee:  A
"Non-Highly Compensated Employee" shall mean an Employee who is neither a Highly Compensated Employee nor a Family Member.

     1.31  Notice:  Written notification mailed or
delivered to the Administrator.

     1.32    One-Year Break in Service:  One-Year Break in
Service shall mean a 12-consecutive month Period of Severance.

     1.33    Optional Contributions: Pretax Optional
Contributions and After-tax Optional Contributions are sometimes together described in the Plan as "Optional
Contributions."

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     1.34    Participant:  Any person who is participating
in the Plan by contributing thereto (or with respect to whom the Company is contributing on his or her behalf) or for whom there is an amount in an Account to which he or she is or may become entitled.
     1.35    Pension Plan:  San Diego Gas & Electric
Company Pension Plan, as amended from time to time.

     1.36 Period of Severance: Period of Severance shall mean a continuous period of time, beginning with an Employee's Severance from Service, during which such Employee is not employed by the Company.

     1.37    Plan:  The San Diego Gas & Electric Company
Savings Plan, the terms and conditions of which are herein set forth, as the same may be amended from time to time.

     1.38    Plan Year:  The fiscal year of the Plan
which, up to June 30, 1994, begins July 1st and ends the following June 30th; the period from July 1, 1994 to December 31, 1994; and beginning January 1, 1995, the calendar year.

1.39 Pretax Basic Contributions: Contributions made by the Company to the Plan pursuant to a Participant's election, under Section 3.2, to reduce his or her Compensation and have the amount of such reduced Compensation contributed to the Plan on his or her behalf. Pretax Basic Contributions are matched by Company Matching Contributions, as set forth in Section
4.1.

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     1.40    Pretax Optional Contributions:  Contributions
made by the Company to the Plan pursuant to a Participant's election, under Section 3.3, to reduce his or her Compensation and have the amount of such reduced Compensation contributed to the Plan on his or her behalf. Pretax Optional Contributions are not matched by Company Matching Contributions.

     1.41 Reemployment Commencement Date: The date on which an Employee first performs an Hour of Service for a Company maintaining the Plan, following his or her Termination of Service.

     1.42 Retirement: Retirement shall mean retirement under the Pension Plan, either in respect to Early
Retirement, Normal Retirement or at the time of actual retirement subsequent to attaining Normal Retirement
Date.

     1.43    SDG&E:  SDG&E means San Diego Gas & Electric
Company.
     1.44    Service:  Service means an Employee's
employment by the Company or a member of the Controlled
Group, determined in accordance with reasonable and uniform standards and policies adopted by the Company, which shall be consistently observed. Periods of Service shall be determined and accumulated for all periods of employment for completed years and days of Service commencing on the Employee's Employment
Commencement Date or Reemployment Commencement Date, whichever is applicable, and ending on the subsequent date a Break in Service begins. Each consecutive 12 months of Service constitutes a completed full "Year of Service" and any part of Service in excess of each completed full 12 consecutive months of Service shall be counted

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to the nearest day.  An Employee shall also
receive credit for Service for any Period of Severance of less than 12 consecutive months.

     1.45    Severance from Service:  Severance from
Service shall mean the date an Employee Terminates
Service for any reason, including quitting, resignation or discharge for any cause, and shall also mean
Retirement, death or failure to return to work when requested to do so. A Severance from Service shall not occur as a result of an Employee's Leave of Absence, as described in Section 2.4. If a Leave of Absence is attributable to maternity or paternity leave, then an individual's Period of Severance will not begin until the second anniversary of the date the individual is first absent and does not perform an Hour of Service.
The first one year period of absence will be considered
Service and the second one year period is neither considered Service nor part of the Period of Severance.

     1.46    Stock:  The common stock of San Diego Gas &
Electric Company or any other corporation which is a member of a Controlled Group with San Diego Gas &
Electric Company, provided such other member's stock is validly registered on a registration statement on Form
S-8 filed under the Securities Act of 1933, as amended, with respect to this Plan.

     1.47 Termination of Service: The date during the Plan Year when the Participant ceases to be an Employee of the Company for reasons other than Retirement, Total and Permanent Disability or death. (Having the same meaning are the following: Terminates (his) Service, Terminated (his) Service, etc.)

     1.48    TRESOP:  The "San Diego Gas & Electric
Company Tax Reduction Employee Stock Ownership Plan" which was adopted effective July 1, 1977.

     1.49      Trust:  The trust established by the Trust
Agreement into which all contributions are deposited, and from which all distributions are made.

     1.50 Trust Assets: Stock and other assets held in the Trust for the benefit of Participants.

     1.51 Trustee: The corporate trustee selected and appointed by the Board of Directors to serve as trustee or successor trustee of the Trust pursuant to the Trust
Agreement.

     1.52 Vested Right: An unconditional right to all or a portion of a Participant's Company Matching
Contributions Account.

     1.53 Year of Service: Year of Service has the meaning set forth in the definition of "Service" in
Section 1.44.

2.      PARTICIPATION

     2.1 Entry into Plan: Each Eligible Employee who immediately prior to December 1, 1994 was a Participant in the Plan shall continue to participate in the Plan, subject to Section 2.5. Each other Eligible Employee may become a

Participant in the Plan as of the first
day of any month, if he or she has then completed at least one Year of Service with the Company and is at least 21 years of age.
     2.2      Enrollment in Plan:  Participation in the
Plan is entirely voluntary. An Eligible Employee may become a Participant on his or her Entry Date (or the beginning of any month thereafter) by returning a completed application form at least ten days before such time in which the Participant agrees to make an After-tax Basic Contribution or reduce his or her Compensation and have a Pretax Basic Contribution made on his or her behalf to the Administrator. Such contributions shall be deducted from the first paycheck payable on or after the first day of the month.

     2.3 Plan Participation by Rehired Employees: A former Participant shall be eligible to become a Participant of the Plan again as of the first day of the month following his or her Reemployment
Commencement Date as an Eligible Employee. An otherwise Eligible Employee who terminates employment before becoming a Participant and is rehired prior to incurring a One-Year Break in Service shall be eligible to participate in the Plan as of the later of: (i) the first day of the month following his or her Reemployment Commencement Date or (ii) his or her Entry
Date, as determined under Section 2.1. An otherwise eligible Employee who terminates employment before becoming a Participant and who incurs a One-Year Break in Service prior to his or her Reemployment
Commencement Date shall
become a Participant upon
satisfying the requirements of Section 2.1.

     2.4      Leaves of Absence:

              (i)     A Participant's employment is not
     considered terminated for purposes of the Plan if

     the Employee has been on Leave of Absence with the consent of the Company, provided that he or she returns to the employ of the Company at the expiration of such leave. "Leaves of Absence" shall mean leaves granted by the Company, in accordance with rules uniformly applied to all Employees, for reasons of health or for reasons determined by the Company to be in its best interests. A Participant's employment shall likewise not be deemed to have been terminated while the Employee is a member of the Armed Forces of the United States, provided that he or she returns to the service of the Company within ninety days (or such longer period as may be prescribed by law) from the date he or she first became entitled to his or her discharge. An
     Employee who does not return to the employ of the Company at the expiration of his or her Leave of Absence, or within the required time in case of service with the Armed Forces, shall be deemed to have terminated his or her employment as of the date when his or her Leave began. In any case of an authorized Leave of Absence, all contributions with respect to an Employee cease when regular earnings are no longer paid.

             (ii) If an Employee returns to the employ of the Company at the expiration of his or her Leave of Absence, or within the required time in case of service with the Armed Forces, he or she shall continue to vest in Company contributions as otherwise provided in the Plan, during such Leave of Absence. But if the Employee does not so return to the employ of the Company, then he or she shall not vest nor be considered as vesting in Company contributions from and after the time that such Leave or service with the Armed Forces of the United States commenced.

     2.5 Participation in the Plan: Subject to the foregoing provisions of this Article 2, participation in the Plan by a Participant continues until a Participant's Accounts are distributed in full. A
Participant shall not be required to cease participation in the Plan by reason of his or her attaining age 65.

     2.6 Transfer from TRESOP: Notwithstanding any provision of the Plan to the contrary, any Employee whose interest in the Company's TRESOP is transferred to the Plan shall be a Participant in the Plan.

3.   BASIC AND OPTIONAL CONTRIBUTIONS
     3.1 Individual Accounts: For record-keeping purposes, the Company shall establish and maintain in the name of each Participant as many of the following separate Accounts as the Company deems necessary:

              (a)        A Pretax Basic Contributions
                         Account;

              (b)        An After-tax Basic Contributions
                         Account;

              (c)        A Pretax Optional Contributions
                         Account;

              (d)        An After-tax Optional Contributions
                         Account;

              (e)        A Company Matching Contributions
                         Account;

              (f)        A TRESOP Employee Contributions
                         Account;

              (g)        A TRESOP Company Contributions
                         Account; and

              (h)        A Rollover Contributions Account.

     3.2       Pretax and After-tax Basic Contributions:
Each Participant may elect, commencing with the first paycheck payable on or after an Election Effective
Date, by giving Notice at least ten (10) days prior to such Election Effective Date, to make After-tax Basic
Contributions to the Plan and/or reduce his or her Compensation and have Pretax Basic Contributions made to the Plan by the Company on the Participant's behalf.
 All Pretax Contributions shall be considered Company contributions under the Plan. The percentage of Compensation that may be contributed, in any combination of Pretax and After-tax Basic
Contributions, shall be determined in accordance with the following schedule:

                                             Eligible Basic
        Age at Contribution              Contribution Percentage

        Through 39                          1%, 2%, 3% or 4%
        40-49, inclusive                    1%, 2%, 3%, 4% or 5%
        50 and over                         1%, 2%, 3%, 4%, 5% or 6%

If a combination Pretax and After-tax Basic
Contributions is elected, elections of each type of such contributions must be expressed in whole percentages. Additionally, Participants who are
Employees may elect to defer up to the full amount of Stock cash dividends payable on behalf of the Participant pursuant to Section 8.

     3.3      Pretax and After-tax Optional Contributions:
 A Participant who elects the maximum Eligible Basic
Contribution Percentage, as set forth in the schedule under Section 3.2, will also be eligible to make
After-tax Optional Contributions to the Plan and/or reduce his or her Compensation and have Pretax Optional
Contributions made to the Plan on his or her behalf.
Such contributions may be made in Pretax or After-tax
Optional Contributions or any combination thereof.
Optional Contributions must be elected in whole percentages (if a combination of Pretax and After-tax
Optional Contributions is elected, then each must be expressed in whole percentages) of not less than one percent (1%) of Compensation and not more than the percent of Compensation that equals the difference between a Participant's maximum Eligible Basic
Contribution Percentage and fifteen percent (15%).  The
Company shall make no Matching Contributions with respect to Optional Contributions.

     3.4      Limits on Pre-tax Basic and Optional
Contributions:

              (a)   Maximum Amount of Pre-tax Basic and
Optional Contributions.  No Eligible Employee's
Pre-tax Basic and Optional Savings Contributions shall exceed, for any calendar year, $7000 multiplied by the adjustment factor, if any, announced by the Secretary of the Treasury.

              (b)   Average Actual Deferral Percentage
Limitation.  Pretax Basic and Optional
Contributions shall also be limited as follows:
                    (i)    The Actual Deferral Percentage
              ("ADP") for Eligible Employees who are Highly
              Compensated Employees for the Plan Year shall not exceed the ADP for Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

                   (ii)    The ADP for Eligible Employees who
              are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by 2.0, provided that the ADP for Eligible Employees who are Highly Compensated Employees does not exceed the ADP for Eligible Employees who are Non-Highly Compensated Employees by more than two (2) percentage points.

              (c)     Definitions.  For purposes of this
     Section 3.4 and for purposes of Section 8.6, "Actual Deferral Percentage" shall mean, for a specified group of Eligible Employees for a Plan
     Year, the average of the ratios

     (calculated
     separately for each Eligible Employee in such group) of (l) the amount of Company contributions actually paid over to the trust on behalf of such Eligible Employee for the Plan Year to (2) the
     Eligible Employee's Compensation for such Plan
     Year. Company contributions on behalf of any Eligible Employer shall include: any Pretax
     Contribution made pursuant to the Eligible
     Employee's deferral election (including Excess
     Elective Deferrals of Highly Compensated
     Employees), but excluding (a) Excess Elective
     Deferrals of Non-highly Compensated Employees that arise solely from Pretax Contributions made under the Plan and (b) Pretax Contributions that are taken into account in the Contribution Percentage test (provided the ADP satisfied both with and without exclusion of these Pretax Contributions).

          (d)     Special Rules.

                  (i)      For purposes of this Section 3.4,
          the ADP for any Eligible Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to have Pretax
          Contributions allocated to his or her
          accounts under two or more plans or
          arrangements described in Section 401(k) of the Code which are maintained by the Company or a Controlled Group Member shall be determined as if all such Pretax
          Contributions were made under a single
          arrangement.

                 (ii)    If a Highly Compensated Employee
          participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.
          Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations established pursuant to Section 401(k) of the Code.

               (iii)    In the event that this Plan
          satisfies the requirements of sections
          401(k), 401(a)(4), or 410(b) of the Code only
          if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the ADP of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy section 401(k) of the Code only if they have the same Plan Year.

                (iv)    For purposes of determining the ADP
          of a Participant who is a five percent owner or one of the ten most highly-paid Highly
          Compensated Employees, the Pretax
          Contributions and Compensation of such
          Participant shall include the Pretax
          Contributions and Compensation for the Plan
          Year of Family Members (as defined in section
          414(q)(6) of the Code). Family Members, with respect to such Highly Compensated

          Employees,
          shall be disregarded as separate Employees in determining the ADP both for Participants who are Non-highly Compensated Employees and for
Participants who are Highly Compensated
Employees.

(v)     For purposes of determining the ADP
test, Pretax Contributions must be made
before the last day of the twelve-month
period immediately following the Plan Year to which contributions relate.

(vi)    The Company shall maintain records
sufficient to demonstrate satisfaction of the ADP test.

(vii)   The determination and
treatment of the ADP amounts of any
Participant shall satisfy such other
requirements as may be prescribed by the Secretary of the Treasury.

     3.5       Discontinuance of Pretax and After-tax Basic
Contributions:  A Participant may discontinue all Basic
Contributions as of any pay day by giving Notice at least ten (10) days prior to that pay day. If the Participant discontinues Basic Contributions, he or she does not thereby terminate participation in the Plan, but the Participant may not elect to resume Basic
Contributions until a period of twelve months with no such contributions has elapsed.

     3.6       Discontinuance of Pretax and After-tax
Optional Contributions: A Participant may elect to discontinue all Optional Contributions as of any pay day by giving Notice at least ten (10) days prior to such pay day. Participants who elect to discontinue
Optional Contributions may, with at least ten (10) days
Notice, resume Optional Contributions with respect to the first paycheck payable on or after an Election
Effective Date.

     3.7       Change of Pretax and After-tax Basic
Contributions: A Participant may change his or her rate of Basic Contributions (including Pretax and After-tax
Basic Contributions) to any other permitted contribution percentage, effective as of the paycheck payable on or after the Election Effective Dates of each Plan Year. A Participant may also change his or her elected combination of Pretax and After-tax Basic
Contributions, effective for such paycheck. Ten (10) days Notice prior to the Election Effective Dates shall be required to effect any changes in Basic
Contributions. Notwithstanding the foregoing, subject to the giving of ten (10) days prior Notice, when a Participant reaches his or her fortieth or fiftieth birthday, he or she may increase his or her rate of Basic Contributions (and change his or her combination of Pretax and After-tax Basic Contributions) to be effective for the first paycheck payable on or after the following Election Effective Date. If a
Participant is then making After-tax Optional
Contributions, or if Pretax Optional Contributions are then being made on his or her behalf, such Participant's Basic Contribution percentage shall automatically increase by one percent (1%) with respect to the paycheck payable on or after the Election
Effective Date following his or her fortieth or fiftieth birthday with a corresponding reduction in his or her rate of Optional Contributions.

     3.8       Change of Pretax and After-tax Optional Contributions:
 A Participant may change his or her rate of Optional
Contributions (including Pretax and After-tax Optional Contributions), and may change his or her elected combination of Pretax and After-tax Optional Contributions, effective as of the paycheck payable on or after the Election Effective Dates of each Plan Year by giving Notice at least ten (10) days prior to such Election Effective Dates. However, a Participant who has elected Optional Contributions will automatically have his or her rate of Optional Contributions reduced by one percent (1%) effective as of the paycheck payable on or after the Election Effective Date following such Participant's fortieth or fiftieth birthday, thereby increasing his or her Basic Contribution percentage to the maximum permitted under Section 3.2.

     3.9       Withdrawal of Basic and Optional Contributions
Accounts: When a Participant withdraws all or any portion of his or her Basic or Optional Contributions Accounts, in accordance with Section 8.1(a) or 8.1(b), all of his or her Basic and Optional Contributions shall cease as soon as administratively practicable after such withdrawal. Such Participant will not be permitted to resume contributions until twelve months have elapsed. He or she may resume contributions by giving Notice at least ten (10) days prior to an Election

Effective Date thereafter, effective as of the first paycheck payable on or after such Election Effective Date.

     3.10 Payment to Trustee: All Pretax and After-tax Basic and Optional Contributions shall be turned over to the Trustee each pay day to be invested and held for distribution in accordance with the Plan and the Trust Agreement. The entire amount of such contributions are unconditionally vested in the Participant.

4.  COMPANY MATCHING CONTRIBUTIONS; LIMITATION ON AFTER-TAX
    CONTRIBUTIONS

    4.1 In General: Subject the the Company's election to make Matching Contributions, the Company shall make Matching Contributions in Stock or cash to the Plan, in an amount which equals (i) one-half of the aggregate of Pretax and After-tax Basic Contributions for each quarter less (ii) any Forfeitures not previously applied to reduce Company Matching Contributions.
 To the extent that a Company Matching Contribution consists of Stock, the value of such contribution shall be based on the fair market value of Stock on the last business day preceding the date when the Stock is contributed. Such fair market value shall be determined in accordance with Section 5.7.

    4.2 Allocation of Company Matching Contributions: Each Participant's Company Matching Contributions Account shall be conditionally credited each Plan Year with an amount of Company Matching Contributions equal to one-half of the amount of his or her Basic Contributions for such Plan Year.

     4.3       Payment to Trustee:  All Company Matching
Contributions shall be turned over to the Trustee each pay day to be invested and held for distribution in accordance with the Trust Agreement.

     4.4       Limitation on Matching Contributions and After-tax
Contributions:  Matching Contributions and After-tax
Contributions for Eligible Employees shall be limited as follows:

               (a)     Average Contribution Percentage.
               The Average Contribution Percentage ("ACP") for
Eligible Employees who are Highly Compensated Employees for each Plan Year and the ACP for Eligible Employees who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

               (i) The ACP for Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Eligible Employees who are Non-highly
Compensated Employees for the same Plan Year multiplied by 1.25; or

              (ii)    The ACP for Eligible Employees who are
Highly Compensated Employees for the Plan Year shall not exceed the ACP for Eligible Employees who are Non-highly Compensated Employees for the same Plan
Year multiplied by two (2), provided that the ACP for Eligible Employees who are Highly Compensated
Employees does not exceed the ACP for Eligible

Employers who are Non-highly Compensated Employees by more than two (2) percentage points.

(b)     Special Rules:

(i) Multiple Use: If the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of those Highly Compensated Employees will be reduced (beginning with such Highly Compensated
Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly
Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate
Contribution.  The ADP and ACP of the Highly
Compensated Employees are determined after any corrections required to meet the ADP and ACP tests.
Multiple use does not occur if either the ADP or ACP of the Highly Compensated Employees does not exceed
1.25 multiplied by the ADP and ACP of the Non-highly
Compensated Employees.

(ii)    For purposes of this Section, the
Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in section 401(a) of the Code, or arrangements described in section 401(k) of the Code that are maintained by the Company, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated pursuant to regulations under Section
401(m) of the Code.

(iii)   In the event that this Plan satisfies
the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan.
Plans may be aggregated in order to satisfy Section
401(m) of the Code only if they have the same Plan
Year.

(iv) For purposes of determining the Contribution percentage of an Eligible Employee who is a five percent owner or one of the ten most highly-paid
Highly Compensated Employees, the Contribution
Percentage Amounts and Compensation of such Eligible
Employee shall include the Contribution Percentage

Amounts and Compensation for the Plan Year of Family
Members (as defined in section 414(q)(6) of the Code).
 Family Members, with respect to Highly Compensated
Employees, shall be disregarded as separate Employees in determining the Contribution Percentage both for Eligible Employees who are Non-highly Compensated
Employees and for Eligible Employees who are Highly
Compensated Employees.

(v)     For purposes of determining the Contribution
Percentage test, After-tax Contributions are considered to have been made in the Plan Year in which contributed to the trust. Matching Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

(vi)    The Company shall maintain records
sufficient to demonstrate satisfaction of the ACP test.

(vii)   The determination and treatment of the
Contribution Percentage of any Eligible Employee shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(c)     Definitions:

(i)       "Aggregate Limit" shall mean the sum of
(i) 125 percent of the greater of the ADP of the Non-highly Compensated Employees for the Plan Year or the ACP of Non-highly Compensated Employees under the

Plan and (ii) the lesser of 200% or two plus the lesser of such ADP or ACP. "Lesser" is substituted for "greater" in "(i)" above, and "greater" is substituted for "lesser" after "two plus the" in "(ii)" if it would result in a larger Aggregate Limit.

(ii)       "Average Contribution Percentage" shall
mean the average of the Contribution Percentages of the Eligible Employees in a group.

(iii) "Contribution Percentage" shall mean the ratio (expressed as a percentage) of the Eligible
Employee's Contribution Percentage Amounts to the person's Compensation for the Plan Year.

(iv)       "Contribution Percentage Amounts" shall
mean the sum of the After-tax Contributions and Matching Contributions made under the Plan on behalf of the Participant for the Plan Year. Such
Contribution Percentage Amounts shall not include
Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess
Deferrals, Excess Contributions, or Excess Aggregate
Contributions.  The Company may include Qualified
Nonelective Contributions in the Contribution
Percentage Amounts.  The Company also may elect to use
Pretax Contributions in the Contribution Percentage
Amounts so long as the ADP test is met before the Pretax Contributions are used in the ACP test and continues to be met following the exclusion of those Pretax Contributions that are used to meet the ACP test.

5.      INVESTMENTS
        5.1 Investment of Contributions: The Trustee invests Basic Contributions and Optional Contributions, as elected by the Participant on a form prescribed by SDG&E, in any combination (in whole percentages only) of Funds. Stock will be purchased by the Trustee from SDG&E or other sources, as directed by SDG&E. All purchases of Stock by the Trustee shall be made at prices which do not exceed the fair market value of such shares, as determined in accordance with Section 5.7.
SDG&E may direct the Trustee to invest and hold up to 100% of the total value of all Accounts under the Plan in Stock.

        Income from any fund is invested in such Fund. A Participant may change his or her investment designation (with respect to future Contributions) as of the first paycheck payable on or after an Election Effective Date by giving Notice at least ten (10) days prior to such Election Effective Date. The Trustee shall invest all Company Matching Contributions and income attributable thereto in Stock which is purchased from SDG&E or other sources, as directed by SDG&E. Contributions and income shall be used to purchase Fund interests in accordance with procedures established by SDG&E. Until such purchases are made, the Trustee shall hold such contributions and income in cash in commercial accounts at Trustee bank and/or in deposits which bear a reasonable rate of interest.

        If directed by SDG&E, brokerage fees for the purchase of Stock will be charged to the Accounts with respect to which such Stock is purchased.

         5.2 Fund Transfers: As of any Election Effective Date, each Participant shall have the right to transfer amounts in his or her Basic Contributions Accounts and Optional Contributions
Accounts among the Funds, by providing the Company with ten (10) days written Notice prior to such Election Effective Date. The timing of Fund transfers, and the valuation thereof, will be determined in accordance with procedures established by the Company.

          5.3 Right to Diversify Accounts: Effective December 1, 2004, a Participant who is an Employee, who attains age 55 on or after December 1, 2004, and who, on or after December 1, 2004, has completed 10 years of participation in the Plan may elect to direct the investment of a portion of his or her Accounts among the Funds. Such portion shall be considered first from of the portion of his or her Accounts otherwise subject to direction pursuant to Section 5.1 above, plus an additional portion, if any, of the Participant's Company Matching Contributions Account necessary to allow direction of the applicable percentage of the Participant's Accounts as determined below. An election to direct the investment of Accounts may be made only by filing the prescribed form with the Company during an election period. An election may be revoked or modified at any time during the election period. There shall be six election periods, con-sisting of the first 90 days of the first through sixth years following the earliest Plan Year in which the Participant had both (1) attained at least age 55 and (2) completed at least
10 years of participation in the Plan, with years of Plan participation measured from the date this Plan became an ESOP
(December 1, 1994).

        During any of the first five election periods, the Participant may elect to direct the direct the investment of an amount that does not exceed 25 percent of the sum of his Accounts plus all amounts previously directed under this
Section 5, reduced by all such previously directed amounts. During the last election period, the Participant may elect to direct the investment of an amount that does not exceed
50 percent of the sum of his Accounts plus all amounts previously directed under this Section 5, reduced by all such previously directed amounts. For purposes of this Section 5.3, all account balances shall be determined as of the close of the preceding Plan Year.

        5.4 Protection of Participants' Rights: Shares of Stock held or distributed by the Trustee may include such legend restrictions on transferability as SDG&E may reasonably require in order to ensure compliance with applicable federal and state securities laws. If shares of Stock are acquired with the proceeds of a loan used by the Trust to finance that acquisition, such Stock shall not be subject to a put, call or other option or a buy-sell or similar arrangement while such

Stock is held by the Plan or at the time when such Stock is distributed from the Plan. The preceding sentence shall apply to such Stock even after all of the Plan's obligations arising from the acquisition of such Stock have been satisfied or after the Plan has ceased to be an employee stock ownership plan under section 4975(e)(7) of the Code.

     5.5 Voting of Stock: Each Participant shall be entitled to direct the Trustee with respect to the voting of all whole shares of Stock, whether or not vested, which has been allocated, or conditionally allocated, to his or her Accounts. SDG&E shall conclusively determine the number of the shares of Stock that are subject to each Participant's voting instructions and shall advise the Trustee accordingly. SDG&E shall cause to be delivered to each Participant a request for written voting instructions and the voting instructions form prescribed by SDG&E for this purpose. Each Participant who wishes to exercise his or her rights under this Section 5.5 shall complete such form and shall return the same to the Trustee prior to the date prescribed by SDG&E. Once received by the Trustee, a Participant's voting instructions shall be irrevocable. Any shares of Stock with respect to which the Trustee receives timely, written voting instructions from Participants under this
Section 5.5 shall be voted by the Trustee in accordance with such instructions. The Trustee in its own discretion shall vote
(a) any shares of Stock held in the Trust Fund with respect to which it has not received, prior to the date specified by SDG&E, written instructions on the prescribed form from the

Participants who are entitled to direct the voting of such shares and (b) any shares of Stock not allocated, or conditionally allocated, to Participants' Accounts.

     5.6 Valuation of Funds: Funds shall be valued as of the end of each Plan Year and at such other times as may be determined by SDG&E, on the basis of fair market values.
Earnings, gains and losses with respect to each Fund shall be allocated to the Accounts of Participants in accordance with procedures established by SDG&E.

     5.7 Valuation of Stock: As of each Valuation Date, the Stock shall be valued at the price prevailing on a national securities exchange or the offering price established by current bid and asked prices quoted by persons independent of SDG&E or any Company, pursuant to section 3(18)(A) of ERISA.

        In transactions between the Plan and a "disqualified person" (within the meaning of section 4975(e)(2) of the Code) which involve Stock, the value of Stock shall be determined as of the date of such transaction.

6.      ALLOCATION LIMITATIONS
     6.1 General Rule: Notwithstanding anything to the contrary contained in this Plan, the total Annual Additions to a Participant's Accounts for any Plan Year made pursuant to Sections 3 and 4 shall not exceed the lesser of the Defined Contribution Dollar Limitation or 25% of the Participant's Limitation Compensation (defined below) within the meaning of Code Section 415(c)(3) for the Plan Year. The Plan Year shall constitute the "Limitation Year" for purposes of measuring allowable Annual Additions pursuant to Section 415 of the Code. The Limitation Compensation referred to above shall not apply to: (1) any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an Annual Addition, or (2) any amount otherwise treated as an Annual Addition under Code
Section 415(1)(l). For purposes of the Plan, "Defined Contribution Dollar Limitation" shall mean $30,000 or, if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Plan Year.

     6.2 Annual Additions: For purposes of this Section 8, the term "Annual Additions" shall mean, for any Plan Year, the sum of the following:

(i)            The amount of all Company
Contributions actually allocated to the
Participant's Accounts under Section 4 as of any date within such year;

(ii)           The amount of Forfeitures
allocated to the Participant's Accounts
under this Plan as of any date within such year;

(iii)   The amount of employer contributions
and forfeitures allocated to the Participant under any qualified defined-contribution plan that may be maintained by the Controlled Group, other than this Plan, as of any date within such year;

(iv)           The aggregate Participant Pretax
and After-Tax contributions to this Plan under Section 3, and employee contributions that the Participant contributes during such year to all qualified retirement plans maintained by the Controlled Group; and

(v)            Amounts allocated to an individual
medical account as defined in Section
415(1)(l) of the Code, which is part of a defined benefit plan maintained by the Company, are treated as Annual Additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Section
419(A)(d)(3), under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the

Company, are treated as
Annual Additions to a defined contribution plan.

     6.3       Participation in Additional Defined Contribution Plan:
 If a Participant in this Plan is also a participant in another defined contribution plan, as defined in Section 414(i) of the Code, to which contributions are made by the Company or any member of the Controlled Group (as defined in Section 1.13, except that the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" in applying
Section 1563(a)(1) of the Code), then the Participant's Annual
Additions in such other plan shall be aggregated with the Participant's Annual Additions derived from this Plan, and the Participant's compensation from such other member of the Controlled Group shall be aggregated with his or her Limitation
Compensation from the Company for purposes of applying the limitations in this Section 6.

     6.4 Participation in Additional Defined Benefit Plan: If a Participant in this Plan is also a participant in a defined benefit plan, as defined in Section 414(j) of the Code, to which contributions are made by the Company or any member of the Controlled Group (as defined in Section 1.13, except that the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" in applying Section 1563(a)(1) of the Code), then, in addition to the limitation set forth in
Section 6.1, the projected annual benefit under such defined benefit plan will be limited so that the sum of the Defined
Benefit Fraction and the Defined Contribution Fraction with respect to a Participant for a Limitation Year does not exceed 1.0.

(a) Defined Contribution Fraction means a fraction, the numerator of which is the sum of the Annual Additions credited to the Participant's Accounts under this and all qualified defined contribution plans of the Company or any member of the Controlled Group for the current and all prior Limitation Years plus the sum of the Annual Additions attributable to the Participant's employee contributions to any qualified defined benefit plans of the Company for the current and all prior Limitation Years, and the denominator of which is the sum of the lesser of the following amounts determined for such Limitation Year and for all prior Limitation Years: (A) the product of 1.25 multiplied by $30,000 (or such greater amount as determined by the Commissioner of the Internal Revenue Service applicable to the calendar year with which or within which the Limitation Year ends) or (B) the product of 1.4 multiplied by 25 percent of such Participant's Limitation Compensation for such Limitation Year.

        If the Employee was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Company which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over

1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plans after May 5, 1986, but using the Code Section 415 limitation applicable to the first Limitation Year beginning on or after January l, 1987.

(b) Defined Benefit Fraction means a fraction, the numerator of which is the sum of a Participant's projected annual benefit under all the qualified defined benefit plans of the Company or a member of the Controlled Group determined at the end of the Limitation Year, and the denominator of which is the lesser of (A) the product of 1.25 multiplied by $90,000 (or such greater amount as determined by the Commissioner of the Internal Revenue Service applicable to the calendar year with which or within which the Limitation Year ends) or (B) the product of 1.4 multiplied by 100 percent of the Participant's average Compensation for the three highest consecutive calendar Years of Service during which the Participant was active in the Plan.

        Notwithstanding the above, if a Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Company which were in existence on May 6, 1986, the denominator of the fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plans after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.

     6.5 Treatment of Excess Allocations: If the Annual Additions to a Participant's Accounts would otherwise exceed the limitations described in Sections 6.1 or 6.3, the aggregate of the Annual Additions to this Plan shall be reduced, to the extent necessary ("Excess Amount"), until the applicable limitations are satisfied, as follows:

(a) First, After-tax Contributions shall be returned to the Participant;

(b)     If after the application of (a), above, an Excess
Amount exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount shall be placed in a suspense account and used to reduce Matching
Contributions for such Participant in the next Limitation
Year, and each succeeding Limitation Year, if necessary;

(c) If, after the application of (a), above, an Excess Amount exists and the Participant is not covered by the Plan at the end of the Limitation Year, the Excess
Amount will be held unallocated in a suspense account. The suspense account will be used to reduce Matching
Contributions for all remaining Participants in the next

Limitation Year, and each succeeding Limitation Year, if necessary. If a suspense account is in existence at any time during the Limitation Year pursuant to this Section it will participate in the allocation of the Trust's investment gains and losses. In the event of the Plan's termination, any amounts in such suspense account shall be repaid to the Company.

     6.6       Limitation Compensation:  For purposes of this
Section 6, Limitation Compensation shall mean a Participant's earned income, wages, salaries, fees for professional service and other amounts received (without regard to whether or not amount is paid in cash) for personal services actually rendered in the course of employment with the Company maintaining the plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursement, and expense allowances) and excluding the following:

(a) Company contributions to a plan of deferred compensation to the extent contributions are not includable in gross income of the Employee for the taxable year in which contributed, or on behalf of an Employee to a simplified employee pension plan to the extent such contributions are deductible by the Employee or any distributions from a plan of deferred compensation;

(b)     amounts realized from the exercise of a
nonqualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(d) other amounts which receive special tax benefits, or contributions made by an Company (whether or not under a salary reduction agreement) towards the purchase of a Code
Section 403(b) annuity contract (whether or not the amounts are actually excludable from the gross income of the Employee).

        For purposes of applying the limitations of this
Section 6.6, amounts included as Limitation Compensation are amounts actually paid within the Limitation Year. Notwithstanding the preceding sentence, Limitation Compensation for a Participant who is permanently and totally disabled (as defined in Section 22(e)(3) of the Code) is the Limitation Compensation such Participant would have received for the Limitation Year if the Participant was paid at the rate of the Limitation Compensation paid immediately before becoming permanently and totally disabled.

7.      VESTING OF COMPANY CONTRIBUTIONS
     7.1 Vesting of Participant's Company Matching Contributions Account: A Participant shall be fully vested in his or her Company Matching Contributions Account in the event of his or her Early Retirement or attainment of Normal Retirement Date under the Pension Plan (age 65) while an Employee, upon death while an Employee, by reason of his or her total and permanent disability while an Employee or, effective July 1, 1995, if the Participant is an Employee other than an Employee whose terms of employment are governed by a collective bargaining agreement. Except as provided in the previous sentence, a Participant's Company Matching Contributions Account shall vest in accordance with the following schedule:

        Years of Service              Percentage of Account Vested

        Less than five                0%
        Five or more                  100%

For purposes of this schedule, all Years of Service with a Company or a member of the Controlled Group or a predecessor of the Company (to the extent required by regulations issued under Code Section 414(a)(2)) shall be taken into account.

     7.2       Vesting of Stock Dividends, Stock Splits and Stock
Rights: Stock received by the Trustee as a Stock dividend or from a Stock split or bought with cash obtained from the sale of a Stock right, warrant or option is allocated in the same manner as a cash dividend. It is unconditionally vested in a Partici-pant if it is attributable to Stock that is unconditionally vested in him or her, and it is conditionally credited to the Participant if it is attributable to Stock that is conditionally credited to him or her.

     7.3       Participants and Beneficiaries Who Cannot Be Located:
        The entire amount otherwise payable to a Participant or Beneficiary who cannot be located shall be subject to forfeiture and restoration in accordance with the procedures specified in
Section 8.4(e)(ii).

     7.4       Amendment to Vesting Schedule:

(a) Vested Interest Not Diminished: If the Plan is amended to provide for a change to the vesting schedule, then with respect to any Employee who is a Participant on (i) the date the amendment is adopted or (ii) the date the amendment is effective, whichever is later, the nonforfeitable percentage of such Employee's right to his or her Company-derived account balance (determined as of such date) shall not be less than his or her nonforfeitable percentage computed under the Plan without regard to such amendment.

(b) Participant's Election: In the event of an amendment to the vesting schedule, each Participant whose nonforfeitable percentage of his or her account balance derived from Company contributions was determined under the vesting schedule prior to the amendment and who has completed at least three Years of Service with the Company may elect, during the election period, to have the nonforfeitable percentage of his or her account balance derived from Company contributions determined without regard to such amendment. Each Employee eligible for such election shall make such election during the period commencing on the date the Plan amendment is adopted and ending no earlier than the latest of the following dates:
(i)      The date which is 60 days after the
date that the Plan amendment is adopted;
(ii)     The date which is 60 days after the
date that the Plan amendment becomes effective; or
(iii)  The date which is 60 days after the
date that the Participant is issued written notice of the Plan amendment by either the Company or the Plan Administrator. A Participant shall be considered to have completed three Years of Service if such Participant has completed three Years of Service with the Company prior to the expiration of the election period described above in this Section 7.4.

8.      WITHDRAWAL AND DISTRIBUTIONS OF ACCOUNTS
     8.1       Withdrawal of Accounts During Employment:
(a)     Withdrawal from After-Tax Contributions Accounts.
During his or her participation, a Participant may elect to withdraw all or any part of his or her After-tax Basic
Contributions Account and After-tax Optional Contributions
Account by giving ten (10) days Notice at any time except during the calendar quarter in which he or she Terminates his or her Service.

        If the Participant withdraws any part of his or her After-Tax Contributions Accounts, such withdrawal shall be deemed to be withdrawn from his or her After-tax Optional
Contributions Account, if any. If his or her withdrawal exceeds the amount attributable to his or her After-tax
Optional Contributions Account, such excess withdrawal shall be deemed to have been made from the After-tax Basic
Contributions first made.
(b)     Withdrawal of Pretax Contributions.  A
Participant may, while employed by the Company, apply to the Company for a hardship distribution in an amount equal to all or a portion of his or her Pretax Contributions (but not earnings on such Pretax Contributions attributable to Plan Years commencing after December 31, 1988) to meet an immediate and heavy financial need which constitutes a hardship for the Participant where the Participant has no other financial resources to meet such need. The amount of the hardship distribution may be increased to consider the taxes which are payable (including any withholding that may apply) on such distribution.

               A hardship distribution shall be made only in the following circumstances: (1) for medical expenses of the Participant, the Participant's spouse or dependents; (2) for the purchase (excluding mortgage payments) of a principal residence for the Participant; (3) for the payment of tuition for the next twelve months of post-secondary education for the Participant or the Participant's spouse, children or dependents; and (4) for payment of amounts to prevent eviction from, or foreclosure on the mortgage of, the Participant's principal residence.
 The application shall state all facts and circumstances necessary for the Company to determine the existence and extent of the Participant's hardship and shall state the amount the Participant needs. The Company shall be entitled to rely on the truthfulness of the facts set forth by the Participant without requiring independent certification. The Company shall treat all requests uniformly and shall establish rules and circumstances under which a hardship withdrawal may be granted.
               Generally, to receive a hardship distribution, a Participant may not contribute on a pre- or post-tax basis to this or any other qualified plan maintained by the Company for at least 12 months. In addition, the Participant may not make Pretax Contributions for the Participant's taxable year immediately following the taxable year of distribution in excess of the applicable limit under Section 402(g) of the Code for such year less the amount of Pre-tax Contributions made in the year of the distribution. Hardship withdrawals shall be made from such Fund or Funds as the Company shall determine as soon as administratively practical after the date following the Company's grant of a request for a withdrawal.

               If a withdrawal is made of Basic Contributions by a Participant who is not vested in his or her Company
Matching Contributions Account, an amount shall be
forfeited from such Participant's Company Matching
Contributions Account which bears the same ratio to the
total value of the Participant's Company Matching
Contributions Account as the amount withdrawn from his or
her Basic Contributions Account bears to the total value of
his or her Basic Contributions Account.  However, if,
within five years of the date of such withdrawal, the
Participant repays all amounts so withdrawn, the amount
that was forfeited upon such withdrawal (unadjusted by any subsequent gains or losses) shall be restored to such Participant's Company Matching Contributions Account at the
time of the repayment. Any amount which is repaid by the Participant may not again be withdrawn under this Section
8.1 for a period of five years from the date of repayment.
               Fund transactions required to effect a withdrawal shall occur in accordance with procedures established by the Company. Withdrawals shall be made on a proportionate
basis from a Participant's Fund interests. For purposes of withdrawal, Accounts are valued in accordance with procedures established by the Company.  Actual payment
shall be made as soon as administratively practicable, but
within 60 days following the end of the month in which: (i)
a withdrawal request is received, with respect to
withdrawals from After-tax Contributions Accounts, or (ii)
a withdrawal request is granted, with respect to
withdrawals from Pretax Contributions Accounts.
               (c) Distribution of Stock Dividends: Any cash dividend paid with respect to Stock allocated to an
Employee Participant's Accounts and held by the Plan as of
a record date on or after such date as determined by the
Committee shall be payable as provided in Section 8.4(h).
     8.2 No Withdrawal of Company Matching Contributions Account during Employment: Except as otherwise provided in sections 5.5 or 8.1(c) above, a Participant may not withdraw any portion of his or her Company Matching Contributions Account while employed by the Company or a member of the Controlled
Group.   Non-vested Company Matching Contribution Accounts may
not be withdrawn or distributed at any time.

     8.3       Distribution At Or After Cessation of Employment:
When a Participant's employment with the Company ceases for any of the following reasons, the Participant becomes entitled to receive his or her Basic and Optional Contributions Accounts plus the Participant's Company Matching Contributions Account in which he or she has a Vested Right. The Participant's employment ceases upon:
(a)            Retirement under Pension Plan.
(b)            Death.

(c)            Total and Permanent Disability.
"Total and  Permanent Disability" (or
"Totally and Permanently Disabled") is
defined as having occurred if a
Participant's illness or injury:
(i)     prevents him or her from
performing the duties assigned and
required of him or her for the
Company's job classification or job
description as of the date of illness
or injury; or
(ii)    after 24 months of continuous
disability prevents the Participant
from engaging in any substantially
gainful occupation for wages or profit
for which he or she is reasonably
qualified by education, training or
experience.
                               Provided, however:
a.      If, following a period of
total disability due to illness or
injury, the Participant resumes
his or her regular employment with
the Company and performs all the
important duties thereof for a
continuous period of six months or
more, any subsequent total
disability will be considered as a
new period of total disability;
but if the period during which the
Participant resumes his or her
regular employment shall be less
than six months, a subsequent
total disability shall be deemed a
continuation of the same total
disability.
b.      Regardless of cause, total
disability shall not be deemed to
have occurred, unless where
reasonably appropriate the
Participant is receiving treatment
to heal the illness or injury so
that the Participant may perform
his or her prescribed duties or
responsibilities, or if total
disability results from: (1)  War
or any act thereof whether
declared or not; (2)  Service in
the Armed Forces of any country or
international authority; (3)  The
commission or attempted commission
by the Participant of an assault,
battery, or felony.
(d)       Termination of Service.

(e)     Distribution of Stock Dividends.      Any cash
dividend paid with respect to Stock allocated to a Participant's Accounts and held by the Plan as of a record date on or after December 1, 1994 (or such other effective date as applicable to a particular classification of Participants), shall be payable as provided in
Section 8.4(h).
8.4       Form and Timing of Distributions:
(a)     General Rule Regarding Timing of Distributions.
All distributions under the Plan shall be made in accordance with section 401(a)(9) of the Code and the regulations thereunder, including section 1.401(a)(9)-2 of such regulations and, effective December 1, 1994, no later than required by section 409(o) of the Code.
(b) Distribution in Kind or in Cash: Except as hereafter provided in Sections 8.4(c), 8.4.(d) or 8.4.(e), as soon as administratively practicable within the 60 day period commencing with the first day of the month following the Participant's termination of employment, the Trustee will distribute the Accounts to which a Participant is then entitled.
 The value of the Participant's Accounts may be made fully in Stock (with cash in lieu of fractional shares), fully in cash, or a combination thereof, as elected in writing by the Participant and delivered to the Trustee. Where the Participant has died, his or her Beneficiary (or executor or administrator of the Participant's estate if applicable) may make the same election available in the previous sentence. Fund transactions required to effect a distribution shall occur in accordance with procedures established by the Company. The determination of the value of a Participant's Accounts shall also be made based upon procedures established by SDG&E.
               The failure of the Participant to elect to receive a distribution of the Participant's Accounts will be considered to be an election to defer payment of benefits to the date set forth in Section 8.4(g).
(c)     Retirement Under Pension Plan:  If a Participant
Retires under the Pension Plan, any distribution to which he or she is entitled will be paid at the time described in Section 8.4(b); provided, however, if the amounts in the Participant's Accounts is more than $3,500, the Participant must voluntarily elect in writing to receive such amounts, subject to Section 8.4(e)(i)(b.).
(d) Total and Permanent Disability: Any distribution payable because of Total and Permanent Disability shall be made at the time described in Section 8.4(b); provided, however, if the amounts in the Participant's Accounts is more than $3,500, the Participant must voluntarily elect in writing to receive such amounts, subject to Section 8.4(g).

                               The failure of the Participant to elect to
receive a distribution of the Participant's Accounts will be considered to be an election to defer payment of benefits to the date set forth in Section 8.4(g).

(e)     Termination of Service:
(i)     When a Participant Terminates his or
her Service, the Company will make a distribution to the Participant of the vested balance in his or her Accounts at the time described in Section 8.4(b) provided, however, that the Company shall make no such distribution unless the Company determines that either of the following conditions have been satisfied:
a.      The amount in the
Participant's Accounts is not more
than $3,500;
b.      If the amount in the
Participant's Accounts is more
than the amount specified in
Section 8.4(e)(i)(a.), the
Participant voluntarily elects in
writing to receive distribution of
the amounts in his or her Accounts
in which the Participant has a
Vested Right.  The failure of the
Participant to elect to receive a
distribution of the Participant's
Accounts will be considered to be
an election to defer payment of
benefits to the date set forth in
Section 8.4(g).

(ii)    A Participant whose distribution has
been received pursuant to Section 8.4(e)(i) shall have the right to repay the full amount of the distribution received by him or her at any time before the earlier of: (1) the Participant's sixth consecutive One-Year
Break in Service following his or her Termination of Service, or (2) the fifth anniversary of the date of reemployment of the Participant. If the Participant is reemployed by the Company, and if he or she repays the full amount of such distribution within the time specified in the preceding sentence, the Company shall restore to the Participant's Company Matching
Contributions Account an amount equal to the balance in such Account at the date of the distribution, unadjusted by any subsequent gains or losses.
                                      Provided, however, that
vesting in the Company Matching Contributions Account shall not continue or occur during any period in which the Employee is not employed by the Company, or is not on authorized Leave of Absence or service with the Armed Forces of the United States, except as otherwise provided in this Section 8.4(e)(ii).

(iii)   In the event that neither of the
conditions of Section 8.4(e)(i) are satisfied, then no distribution of a Participant's Accounts shall be made any earlier than the time described in Section 8.4(g).
(iv)    When a distribution is made to a
Participant following the Participant's Termination of Service, that portion of the Participant's Company
Matching Contributions Account which is not vested shall be treated as a Forfeiture. Such Forfeitures shall reduce Company Matching Contributions to the Plan, as provided in Section 4.1.
(f) Death: If the Participant's participation in the Plan terminates because of death or, if payment of the Participant's benefits has not commenced at the time a former Participant dies, the Participant's benefits shall be paid to the Participant's beneficiary at the time described in
Section 8.4(b).
(i)     Designation of Beneficiary:  Each
Participant shall have the right to designate, on forms provided by the Company, a Beneficiary or Beneficiaries to receive the benefits herein provided in the event of his or her death and shall have the right at any time to revoke such designation or to substitute another such Beneficiary or Beneficiaries. Notwithstanding the foregoing, however, any Participant designation of a Beneficiary other than the Participant's surviving spouse shall be invalid unless such surviving spouse consents to, and acknowledges the effect of, such designation in a writing which is witnessed by a notary public or a Plan representative; provided, however, no such consent shall be required if it is established to the satisfaction of the Company that the consent required hereunder may not be obtained because there is no spouse, or because the spouse cannot be located, or because of such other circumstances as may be prescribed by regulations under Code Section 417(a)(2). Any change in the designation of Beneficiary shall require consent of the Participant's surviving spouse in accordance with the requirements set forth in this Section 8.4(f)(i).
(ii)    Absence of Valid Designation of
Beneficiaries: If, upon the death of a Participant, Former Participant or Beneficiary, there is no valid designation of Beneficiary on file with a Company, the Company shall designate as the Beneficiary, in order of priority:
1.      The surviving spouse;
2.      Children, including adopted
children, in accordance with the
principle of representation;
3.      Surviving parent; or
4.      The Participant's estate.
        The determination of the Company as to which persons, if any, qualify within the aforementioned categories shall be final and conclusive upon all persons.

(g) Required Time of Commencement of Benefits: The amounts credited to the Accounts of a Participant shall be distributed no later than 60 days after the latest of the close of the Plan Year in which the Participant terminates his or her employment, reaches Normal Retirement Date or reaches the tenth anniversary of the commencement of Plan participation; provided, however, if the amount in the Participant's Accounts is greater than $3,500, and the Participant is entitled to receive his or her Accounts under Section 8.4, a distribution shall be made to such Participant only with his or her consent, with respect to any distribution prior to the time set forth in the following sentence. Notwithstanding any provision in this Plan to the contrary, a Participant's benefits shall be distributed to him or her not later than April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70-1/2).
        (h)    Election and Payment of Stock Dividends.
               (i) Election to Pay Dividends to Employed Participants; Form of Payment. Each Plan Year, the Board of Directors shall determine whether Participants who are Employees will mandatorily receive cash dividends payable subsequently during the Plan Year or whether such Participants will have the opportunity to elect whether such dividends will be distributed to the Participants or held in the Plan.

                Participants who are Employees as of the last day of the Plan Year which includes the record date for the payment of the dividends may elect to have cash dividends payable as described above paid to the payroll department of the Company or San Diego Gas & Electric Company which shall act as agent for the Participant. Within 90 days of the close of the Plan Year which includes the record date for the payment of dividends, the payroll department shall then include the cash dividend distribution in the paycheck of the Participant. If the Participant does not elect to have the Company or San Diego Gas & Electric Company act as his or her agent, the dividends shall be paid to the Trustee, who shall make a distribution of the dividends to the Participant within 90 days of the close of the Plan
Year in which the dividends are actually paid.
               (ii)    Automatic Payment of Stock Dividends to Former
Employees: With regard to Participants who are not Employees (including alternate payees pursuant to a qualified domestic relations order) as of the last day of the Plan Year which includes the record date for the payment of the dividends, the Company shall pay any dividends on behalf of the former Employee to the former
Employee. Such dividends shall be paid to the Trustee, who shall make payment to the former Employee (or alternate payee) within 90 days of the close of that Plan Year.

     8.5       Distribution of Amounts Transferred from TRESOP:
Amounts transferred from the TRESOP and allocated to a Participant's TRESOP Company Contribution Account shall be distributed pursuant to the same rules applicable to Company Matching Contributions (except that amounts allocated to a Participant's TRESOP Company Contribution Account shall be fully vested at all times). Amounts transferred from the TRESOP and allocated to a Participant's TRESOP Employee Contribution Account shall be distributed pursuant to the same rules applicable to After-tax Optional Contributions.
     8.6       Distribution of Excess Deferrals:
(a) In General: Notwithstanding any other provision of the Plan, Excess Elective Deferrals plus any income and minus any loss allocable thereto shall be distributed as soon as practical after they are contributed to the Plan and no later than the April 15 following the calendar year in which such amounts are contributed to the Plan.
(b)     Definitions:  For purposes of this Section 8.6,
"Excess Elective Deferrals" shall mean the amount of Pre-tax Contributions to this Plan for a calendar year that exceeds the limit imposed by Section 402(g) of the Code for the Participant's taxable year in which the deferral occurred, but shall not include any Pretax Contributions properly distributed as excess Annual Additions.

(c) Determination of Income or Loss: Excess Elective Deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Elective Deferrals is the sum of: (1) income or loss allocable to the Participant's Pretax Contribution Account for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Elective Deferrals for the year and the denominator is the Participant's account balance attributable to Pretax Contributions without regard to any income or loss occurring during such taxable year; and (2) ten percent of the amount determined under (l) multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.
(d)     Coordination With Excess Contributions: Excess
Deferrals to be distributed for a taxable year will be reduced by Excess Contributions previously distributed for the Plan Year beginning in such taxable year.
     8.7       Distribution of Excess Contributions:
(a) In General: Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess

Contributions attributable to each of such Employees. Excess Contributions of Participants who are subject to the Family Member aggregation rules shall be allocated among the Family Members in proportion to the Pretax Contributions (and amounts treated as Pretax Contributions) of each family member that is combined to determine the combined ADP. Excess Contributions shall be treated as Annual Additions under the Plan.
(b)     Determination of Income or Loss:  Excess
Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions is the sum of: (l) income or loss allocable to the Participant's Pretax Contributions Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year and the denominator is the Participant's account balance attributable to Pretax Contributions without regard to any income or loss occurring during such Plan Year; and (2) ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

(c)     Definitions:
                               "Excess Contributions" shall mean,
with respect to any Plan Year, the excess of:
(i)     The aggregate amount of Company
contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan
Year, over
(ii)    The maximum amount of such
contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly
Compensated Employees in order of the ADPs, beginning with the highest of such percentages).
(d) Coordination With Excess Deferrals: The amount of Excess Contributions to be distributed shall be reduced by Excess Deferrals previously distributed for the taxable year ending in the same Plan Year.
8.8       Distribution of Excess Aggregate Contributions:
(a) In General: Notwithstanding any other provision of this plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions of Participants who are subject to the Family Member aggregation rules shall be allocated among the Family Members in proportion to the After-tax and Matching Contributions (or amounts treated as Matching Contributions) of each family member that is combined to determine the combined ACP. Excess Aggregate Contributions shall be treated as Annual Additions under the plan.
(b)     Determination of Income or Loss:  Excess
Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions is the sum of: (1) income or loss allocable to the Participant's After-tax Contributions Account, Matching Contribution Account and Pretax Contributions Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the Plan Year and the denominator is the Participant's account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year; and (2) ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.
(c)     Forfeitures of Excess Aggregate Contributions:
Forfeitures of Excess Aggregate Contributions will be applied to reduce Matching Contributions.

(d)     Definitions:
(i)     "Excess Aggregate Contributions" shall
mean, with respect to any Plan Year, the excess of:
a.      The aggregate Contribution
Percentage Amounts taken into account in computing the numerator of the Contribution
Percentage actually made on behalf of Highly
Compensated Employees for such Plan Year, over
b.      The maximum Contribution
Percentage Amounts permitted by the ACP test
(determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

                               Such determination shall be made after first
determining Excess Elective Deferrals and then determining
Excess Contributions.
8.9       Deferral of Payment of Benefits During Period of
Consideration of Domestic Relations Order; Distribution to
Alternate Payee Before Event Permitting Distribution to
Participant: Notwithstanding any other provision of the Plan, to the extent permitted by Section 414(p) of the Code and other applicable law, the Company may defer payment of a Participant's benefits beyond the date otherwise provided in the Plan in the event that the Company, in its discretion, determines that such deferral is necessary for it to consider whether a domestic relations order is a qualified domestic relations order (under

Code Section 414(p)) or when the Company becomes informed that an "alternate payee" (as defined in Code Section 414(p)) is seeking such an order with respect to the Participant's benefits.
        A distribution may be made to an alternate payee prior to a Participant's Termination of Service, if provided in a qualified domestic relations order.
8.10       Direct Rollovers.
(a) Distributee Election. This Section 8.10 applies to distributions made on or after January 1, 1993.
Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section 8.10, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. If Distributee consent to a distribution is not required because the amount in a Distributee's Accounts is less than $3,500, the Distributee will be deemed not to have made a Direct Rollover election, unless such an affirmative election is made within the period required by the Plan Administrator in accordance with applicable Treasury Regulations.

(b)     Definitions.
(i)     Eligible Rollover Distribution:  An Eligible
Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover
Distribution does not include: any distribution to the extent such distribution is required under Section
401(a)(9) of the Code and the portion of any distribution that is not includable in gross income
(determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).
(ii)    Eligible Retirement Plan:  An Eligible
Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code; an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section
401(a) of the Code, that accepts the distributee's
Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

(iii)   Distributee:  A Distributee includes an
Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.
(iv) Direct Rollover: A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

9.      ADMINISTRATION
9.1 Plan Administration. San Diego Gas & Electric Company ("SDG&E") is the named fiduciary that has the discretionary authority to control and manage the operation and administration of the Plan, and SDG&E is the "administrator" and "plan sponsor" of the Plan (as such terms are used in ERISA). SDG&E in its sole discretion shall make such rules, interpretations and computations and shall take such other actions to administer the Plan as it may deem appropriate. Such rules, interpretations, computations and actions shall be final, conclusive and binding on all persons. In administering the Plan, SDG&E shall act in a nondiscriminatory manner to the extent required by section 401(a) and related sections of the Code and shall at all times discharge its duties in accordance with the standards set forth in section 404(a)(1) of ERISA.

9.2 Employment of Advisers. SDG&E may retain such attorneys, accountants, consultants or other persons to render advice or to perform services with regard to its responsibilities under the Plan as it shall determine to be necessary or desirable. SDG&E may designate by written instrument (signed by both parties) one or more persons to carry out, where appropriate, fiduciary responsibilities under the Plan including without limitation, a Committee. SDG&E's duties and responsibilities under the Plan that have not been delegated to other fiduciaries pursuant to the preceding sentence shall be carried out by its directors, officers and employees, acting on behalf and in the name of SDG&E in their capacities as directors, officers and employees, and not as individual fiduciaries.
9.3 Service in Several Fiduciary Capacities. Nothing herein shall prohibit any person or group of persons from serving in more than one fiduciary capacity with respect to the Plan.

9.4 Bonding. SDG&E shall secure fidelity bonding for the fiduciaries of the Plan, as required by section 412 of ERISA. The Company shall indemnify each Employee of the Company against any personal liability or expense, except such liability or expense as may result from his own willful misconduct.

10.      AMENDMENT OR TERMINATION OF PLAN
10.1 Amendment: The Committee shall have the right at any time, and from time to amend, in whole or in part, (i) any or all of the provisions of this Plan as may be necessary to continue the qualification of the Plan under Code Section 401(a) or as may otherwise be required under the Internal Revenue Code or ERISA, and (ii) any or all of the provisions of any trust agreement as may be established hereunder, in order to carry out the purposes of the Plan. The Board of Directors of SDG&E shall have the right at any time, and from time to time, to amend any or all provisions of the Plan. However, the right to amend the Plan, or any trust agreements established hereunder, shall be subject to the provisions of Article 10.3. In addition, SDG&E may impose limitations on the participation of current or former Highly Compensated Employees in order to satisfy applicable nondiscrimination rules.

10.2       Termination. Partial Termination  or Complete
Discontinuance of Contributions:
(a)     The Board of Directors of SDG&E (or any other
Company with respect to its Employees) may terminate, partially terminate, or completely discontinue contributions to the Plan at any time in any of which events, the rights of all affected Participants in their accounts shall thereupon become nonforfeitable notwithstanding any other provisions of the Plan. However, only the Board of Directors of SDG&E may terminate the Plan in its entirety. The Trust shall continue until all Participants' Accounts have been completely distributed to or for the benefit of the Participants in accordance with the Plan. SDG&E will decide whether (i) distributions shall be made under the regular Plan provisions or (ii) to distribute Trust Assets in their entirety.
(b) Upon complete discontinuance of contributions to the Plan, or partial termination or complete termination of the Plan, the assets then remaining in the Trust shall be allocated as provided in Section 403(d)(1) of ERISA.
10.3       Non-reversion:
(a) The Company shall have no power to amend or terminate the Plan in such manner as would cause or permit any part of the assets in the Trust to be diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries or as would cause or permit any portion of such assets to revert to or become the property of the Company.
(b) Contributions to the Plan are conditioned on the deductibility of the contribution under Section 404 of the Code, and, notwithstanding any other provision of this Plan, to the extent such deduction is disallowed, the Trustee shall, within one year after the date of the disallowance of the deduction, return to the contributors the then value of the disallowed portion of the contribution.
               Notwithstanding any other provision of this Plan, if a contribution is made under a mistake of fact
(including, but not limited to, arithmetical errors in calculating the amounts to be contributed, errors in determining the existence or amount of net profits or accumulated earnings and profits, errors in determining the eligible Participants whose Compensation may be considered and the amount of Compensation of eligible Participants), the Trustee shall, within one year after the payment of the contribution, return to the contributors the then value of the mistaken contribution.

11.        TOP-HEAVY PLAN RULES
        If the Plan is or becomes a Top-Heavy Plan, the provisions of this Section 11 will supersede any conflicting provisions in the Plan.

11.1       Definitions:  For purposes of applying the provisions
of this Section 11:
(a)     Key Employee:  "Key Employee" shall mean any
Employee or former Employee (and the Beneficiaries of such
Employee or Former Employee) who at any time during the
Determination Period was (i) an officer of the Company whose annual Compensation exceeds 50% of the dollar limitation under
Code Section 415(b)(1)(A), (ii) an owner (or individual who is considered an owner under Code Section 318) of both one of the ten largest interests in the Company and a l/2% interest in the Company whose Compensation exceeds 100 percent of such dollar limitation, (iii) a five percent owner of the Company, or (iv) a one percent owner of the Company whose annual Compensation
exceeds $100,000. The Determination Period is the Plan Year containing the Determination Date and the four preceding Plan
Years.         Determinations regarding Key Employees will be made in
accordance with Section 416(i) of the Code and the regulations thereunder. Non-key Employees are Employees who are not Key
Employees and include former Key Employees.
(b) Top-Heavy Plan: "Top-Heavy Plan" shall mean, for any Plan Year, this Plan, if:
(i)     The Top-Heavy Ratio for this Plan
exceeds 60 percent and this Plan is not part of a Required Aggregation Group or Permissive Aggregation
Group of plans; or

(ii)    This Plan is a part of a Required
Aggregation Group of plans (but not part of a Permissive Aggregation Group) and the Top-Heavy Ratio for the Required Aggregation Group exceeds 60 percent;
or
(iii)   This Plan is a part of a
Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent.
(c) Top-Heavy Ratio: "Top-Heavy Ratio" shall mean the following:
(i)     If the Company maintains one or more
defined contribution plans (including any Simplified
Employee Pension Plan) and the Company has not maintained any defined benefit plan under which, during the five-year period ending on the Determination Date(s), there have existed accrued benefits, the "Top-Heavy Ratio" for this Plan or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balances distributed during the five-year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five-year period ending on the

Determination Date(s)), both computed in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio shall be increased to reflect any contribution not actually made as of the Determination
Date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.
(ii)    If the Company maintains one or more
defined contribution plans (including any Simplified
Employee Pension Plan) and the Company also maintains or has maintained one or more defined benefit plans under which, during the five year period ending on the Determination Date(s) there have existed any accrued benefits, the Top-Heavy Ratio for the Required or Permissive Aggregation Group, as appropriate, shall be a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan(s) for all Key Employees, determined in accordance with Section 11.1(c)(i) above, and the present value of accrued benefits under the aggregated defined benefit plan(s) for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of all account balances under the aggregated defined contribution plan or plans, determined in accordance with (i) above, and the present value of all accrued benefits under the defined benefit plan(s) as of the Determination
Date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio shall be increased for any distribution of an accrued benefit made in the five-year period ending on the Determination Date. Present value shall be determined pursuant to the terms of the defined benefit plan(s).
 The actuarial assumptions must be the same with respect to all defined benefit plans described in this
Section 11.1(c)(ii), and such actuarial assumptions must be specified in all such plans.
(iii)  For purposes of Section 11.1(c)(i)
and (ii), above, the value of account balances and the present value of accrued benefits will be determined for this Plan as of the Valuation Date that coincides with the Determination Date and, for other plans, the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination
Date, except as provided in Section 416 of the Code and the regulations thereunder with respect to the first and second Plan Years of a defined benefit plan.
 The account balances and accrued benefits of a Participant (1) who is not a Key Employee for a Plan
Year but who was a Key Employee in a prior Plan Year, or (2) who has not performed any services for any

Company maintaining the plan at any time during the five-year period ending on the Determination Date, will be disregarded. If such an individual returns to employment with the Company after the end of such five-year period, such individual's accrued benefit shall be included in determining the Top-Heavy Ratio.
 The computation of the Top Heavy Ratio and the extent to which distributions, rollovers, and transfers must be taken into account will be made in accordance with Sections 416(g)(3) and 416(g)(4)(A) of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. In determining the Top-Heavy Ratio, distributions from a terminated plan shall be taken into account in accordance with Code Section
416(g)(3).
(d)     Permissive Aggregation Group:  "Permissive
Aggregation Group" shall mean the Required Aggregation Group plus any other plans of the Company which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

(e)     Required Aggregation Group:  "Required
Aggregation Group" shall mean (i) each qualified plan of the Company in which at least one Key Employee participates and (ii) any other qualified plan of the Company which enables a plan described in (i) to meet the requirements of Sections 401(a)(4) or 410 of the Code.
(f) Determination Date: "Determination Date" shall mean, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, Determination Date shall mean the last day of that Plan Year.
(g) Valuation Date: "Valuation Date" shall mean, for this Plan, the last day of the Plan Year and, for any other plan, the date indicated in such plan for valuing account balances or accrued benefits.
(h) Super Top-Heavy Plan: "Super Top-Heavy Plan" shall mean a Top-Heavy Plan as defined in Section 11.1(b), except that "90 percent" shall be substituted for "60 percent" in such Section.
(i) Compensation: "Compensation," for all purposes under this Section 11, shall mean "Limitation Compensation," as defined in Section 6.
11.2 Minimum Allocations: For any Plan Year in which the Plan is a Top-Heavy Plan, the Plan guarantees a minimum allocation of Company contributions (including forfeitures) for a Plan Year on behalf of any Participant who is an Employee on the last day of the Plan Year and who is not a Key Employee equal to the lesser of: (a) three percent of such Participant's Compensation or (b) the largest percentage of Company contributions and forfeitures (as a percentage of Compensation) of any Key Employee for that Plan Year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (A) the Participant's failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan) or (B) the Participant's receipt of Compensation less than a stated amount. If the highest rate allocated to a Key Employee for a Plan Year in which the Plan is Top-Heavy is less than three percent, amounts contributed under a salary reduction agreement must be included in determining contributions made for Key Employees. If the Company maintains both a defined contribution plan and a defined benefit plan, then both the defined contribution plan and the defined benefit plan must meet its own top heavy minimum unless the minimum contribution under the defined contribution plan is five percent or more.
11.3       Change in Computation of Allocation and Benefit
Limitations: If this Plan is a Top-Heavy Plan, with respect to employees who are Participants in both this Plan and a defined benefit plan maintained by the Company, the Defined Benefit Fraction and Defined Contribution Fraction under Section 6 will be computed using 100% rather than 125% of the dollar limitation described therein.
        11.4 Special Vesting Schedule: Notwithstanding the provisions of Section 7.1, if this Plan is or becomes a Top-Heavy Plan in any Plan Year, the percentage of a Participant's Account to which such Participant has a nonforfeitable right, when a person is subject to the vesting schedule in Section 7.1, shall be determined under the following table:

               Years of Service               Percentage of Account Vested

               Less than 3 years                       0%
               3 or more years                       100%


12.      MISCELLANEOUS PROVISIONS
12.1 Plan Provisions to Govern: To the extent that any provisions of any Trust Agreement, pursuant to which Plan assets are held in trust by a Trustee, are inconsistent with any provisions of the Plan, as stated herein, the provisions of the Plan shall govern.
12.2 Rights in Trust Fund: No person shall have any financial interest in or right to the Trust Fund or any part thereof, except as expressly Provided for in the Plan as governed by ERISA.
12.3 Non-Alienation of Benefits: No benefit which shall be Payable under the Plan shall be Subject in any manner to anticipation, alienation, sale, transfer, voluntary or involuntary assignment, pledge, garnishment, encumbrance, charge or any other operation of law; provided, however, the Trustee

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may comply with a court order which the Company determines is a qualified domestic relations order under Code Section 414(p).
12.4 Treatment of Alternate Payee as Participant: For purposes of Section 6 and Sections 8.1 and 8.2, an alternate payee under a qualified domestic relations order (as defined in Code Section 414(p)) shall be treated as a Participant with respect to the portion of Participant's Accounts assigned to the alternate payee by such order.
12.5       Limitation on Rights of Employees; Employment
Relationship: The Plan is strictly a voluntary undertaking on the part of the Company and shall not constitute a contract between the Company and any Employee, or consideration for, or an inducement or condition of, the employment of an Employee. Except as otherwise required by law, nothing contained in the Plan shall give any Employee the right to be retained in the service of the Company or to interfere with or restrict the right of the Company, which is hereby expressly reserved, to discharge or retire any Employee at any time, with or without cause. Except as otherwise required by law, inclusion under the Plan will not give any Employee any right or claim to any benefit hereunder except to the extent such right has specifically become fixed under the terms of the Plan and there are funds available therefor in the hands of the Trustee. The doctrine of substantial performance shall have no application to Employees, Participants, or Beneficiaries. Each condition and provision, including numerical items, has been carefully

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considered and constitutes the minimum limit on performance which will give rise to the applicable right.
12.6 Transfer of Assets of Plan: In no event shall this Plan be merged or consolidated with any other Plan, nor shall there be any transfer of assets or liabilities from this Plan to any other plan, unless immediately after such merger, consolidation or transfer, each Participant's benefits, if such other plan were then to terminate, are at least equal to or greater than the benefits which the Participant would have been entitled to had this Plan been terminated immediately before such merger, consolidation, or transfer.
12.7 Claims Procedure: Any Participant or Beneficiary who believes that he or she has been denied benefits under the Plan to which he or she believes he or she is entitled may file a written claim with the Company setting forth the nature of the benefit claimed, the amount thereof and the basis for his or her claiming to be entitled to such benefit. The Company shall determine the validity of such claim and notify the Participant or Beneficiary of the Company's determination by first class mail within 90 days of the receipt of the written claim. In the case of a denial of a claim, the notice shall set forth in understandable language:
(a)     The specific reasons for the denial;
(b) Specific references to pertinent Plan provisions on which the denial is based;

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(c)     A description of any additional material or
information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;
(d) An explanation of the Plan's claim review procedure.
                       Within 60 days of the receipt of a denial of his or her claim, a Participant or his or her authorized representative may file a written request for a full review by the Company of his or her claim for benefits. The
Company shall fully review the Participant's claim for benefits and the prior denial of the claim and shall provide an opportunity for the Participant or his or her authorized representative to review pertinent documents and submit issues and comments in writing. A decision upon review of the claim shall be made by the Company within 60 days of receipt of the request for review. The decision on review shall be in writing, and in understandable language shall state the specific reasons for the decision and include specific references to the pertinent Plan provisions on which the decision is based. The decision of such Company after review shall be final, except as appropriate judicial actions may be afforded.
12.8 Gender and Number: As used in this Plan, the masculine, feminine or neuter gender, the singular or plural number and the use of the collective or the separate shall each

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be deemed to include the others whenever the context so
indicates.
12.9 Construction: The Plan hereby created shall be construed, administered and governed in all respects in accordance with ERISA and other pertinent Federal laws, and the laws of the State of California; provided, however, that if any provision is susceptible of more than one interpretation, such interpretation shall be given thereto as is consistent with the Plan being a qualified defined contribution plan within the meaning of the Internal Revenue Code. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan shall continue to be fully effective.
12.10      Procedures if Participant or Beneficiary Cannot be
Located: If a Participant or Beneficiary entitled to any benefit under the Plan cannot be located after reasonable inquiry by the Company within a period of seven (7) years from and after the date that such person first became entitled to payment of such benefit, then the full amount of such benefit shall be forfeited. Provided, however, that the full amount of such benefit, but without further increment by way of interest or otherwise, shall be restored and paid to such Participant or Beneficiary who thereafter properly claims such benefit and makes proof of identity to the reasonable satisfaction of the Company.

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12.11      Transfer from TRESOP:  The Trustee shall accept
amounts transferred to it by the trustee of the TRESOP. Such amounts shall be allocated to the TRESOP Company Contribution Account to the extent attributable to Company contributions to the TRESOP and to the TRESOP Employee Contribution Account to the extent attributable to the Participant's employee contributions to the TRESOP. A Participant shall be fully vested at all times in amounts allocated to his or her TRESOP Accounts in the Plan.
12.12 No Guarantee of Benefits: Neither SDG&E, any Company, the Committee nor the Trustee guarantees the Trust Fund, the Participants, former Participants or their Beneficiaries against loss of or depreciation in value of any right or benefit than any of them may acquire under the terms of this Plan. All of the benefits payable hereunder shall be paid or provided for solely from the Trust Fund, and SDG&E, any Company and the Committee do not assume any liability or responsibility therefor.
12.13      Rollover Contributions; Transfers From Other Plans:
Notwithstanding any other provisions hereof, the Company may, in its discretion, direct the Trustee to accept cash from a person who is or is about to become a Participant of this Plan; provided, that the rollover of such assets to this Plan qualifies as a rollover contribution within the meaning of either Section 402(a)(5) or Section 403(a)(4) of the Code. The Company may, in its discretion, also direct the Trustee to accept transfers of assets from other plans qualified under

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Section 401(a) of the Code.  The discretion of the Company to accept a rollover or transfer of assets to this Plan shall be on a non-discriminatory basis. In each case where a transfer or rollover has been made, a Rollover Contribution Account shall be established. Such Rollover Contribution Account in the same manner as After-tax Contributions for purposes of distribution and withdrawal. Investment of such accounts shall be made in the same manner as for other accounts.




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